SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 21, 2008

                         NMS Communications Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                    (State of Incorporation or Organization)

          0-23282                                   04-2814586
 (Commission File Number)             (I.R.S. Employer Identification No.)

          100 Crossing Boulevard, Framingham, Massachusetts      01702
           (Address of Principal Executive Offices)           (Zip Code)


                                 (508) 271-1000
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On July 21, 2008, the Company and Steve Gladstone, President of the Company's Communications Platform division, entered into a retention agreement (the "Retention Agreement"). Pursuant to the terms of the Retention Agreement, Mr. Gladstone will receive a one-time lump sum bonus payment (the "Bonus") equal to the greater of (i) $400,000 or (ii) one percent (1%) of the total gross consideration received by the Company in connection with any "change of control" (as defined in the Retention Agreement), less any applicable withholding deductions. In order to be eligible to receive the Bonus, Mr. Gladstone must either be an employee of the Company on the closing date of a "change of control" transaction or have been terminated by the Company without "cause" (as defined in the Retention Agreement) within six months prior to such closing date.

The foregoing summary of the Retention Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retention Agreement attached as Exhibit 10.39 hereto and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d) EXHIBITS.

Exhibit
Number    Title
------    -----

10.39 Retention Agreement between NMS Communications Corporation and Steve Gladstone, dated July 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           NMS COMMUNICATIONS CORPORATION
July 24, 2008              By:    /s/ ROBERT P. SCHECHTER
                           ==================================================
                           Name: Robert P. Schechter
                           Title: President, Chief Executive
                           Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit
Number           Description
------           ---------------------------------------------------------------

10.39 Retention Agreement between NMS Communications Corporation and Steve Gladstone, dated July 21, 2008.